UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 11, 2022

JELD-WEN HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 Silver Crescent Drive
Charlotte, North Carolina 28273
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	JELD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On October 11, 2022, the United States District Court for the District of Delaware (the “Court”) issued an order preliminarily approving a proposed binding settlement agreement by and among JELD-WEN Holding, Inc. (the “Company”), Onex Corporation, the shareholder plaintiffs, and certain current and former directors and officers of the Company in shareholder derivative lawsuits pending in the United States District Court for the District of Delaware, which actions are consolidated and captioned In re JELD-WEN Holding, Inc. Derivative Litigation, No. 1:21-cv-00135. Pursuant to the settlement agreement, which was memorialized in a Stipulation and Agreement of Settlement filed with the Court on September 8, 2022, the Company will receive $13.5 million of insurance proceeds, net of any administrative costs and attorneys’ fees awarded by the Court, to be used for general corporate purposes. The settlement resolves all claims asserted on behalf of the Company in the derivative lawsuits without any liability or wrongdoing attributed to any defendant.
The settlement agreement is subject to final approval by the Court, and the Court has scheduled a hearing for December 19, 2022 at 9:00 a.m., Eastern Time, at the United States District Court for the District of Delaware, J. Caleb Boggs Federal Building, Courtroom 6A, 844 North King Street, Wilmington, Delaware 19801-3555 (or by telephonic or video means as may be designated by the Court in the interest of public safety), to consider approval of the settlement agreement. Shareholders have the right to object to the settlement agreement. The deadline for the submission by shareholders of an objection to the settlement agreement is November 28, 2022, twenty-one calendar days prior to the hearing.
Additional information concerning the terms of the settlement agreement, the December 19, 2022 hearing, and the requirements for objections can be found in the Notice of (I) Pendency and Proposed Settlement of Stockholder Derivative Action; (II) Settlement Fairness Hearing; and (III) Motion for an Award of Attorneys’ Fees and Litigation Expenses (the “Notice”), furnished hereto as Exhibit 99.1. Also furnished as Exhibit 99.2 are the Stipulation and Agreement of Settlement and Exhibits A-C thereto. This Form 8-K and the attachments are available on the Company’s website at https://investors.jeld-wen.com.
The information furnished under Item 8.01 of this Current Report on Form 8-K, including the attached Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing of the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1
Notice of (I) Pendency and Proposed Settlement of Stockholder Derivative Action; (II) Settlement Fairness Hearing; and (III) Motion for an Award of Attorneys' Fees and Litigation Expenses, dated as of October 14, 2022.

99.2	Stipulation and Agreement of Settlement, dated as of September 7, 2022, by and among JELD-WEN Holding, Inc., Onex Corporation and the other parties thereto.
104	Cover Page Interactive Data file (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2022		JELD-WEN HOLDING, INC.

	By:	/s/ Roya Behnia
Roya Behnia
EVP, Chief Legal Officer and Corporate Affairs

EXHIBIT INDEX

Exhibit No.	Description

99.1
Notice of (I) Pendency and Proposed Settlement of Stockholder Derivative Action; (II) Settlement Fairness Hearing; and (III) Motion for an Award of Attorneys' Fees and Litigation Expenses, dated as of October 14, 2022.

99.2	Stipulation and Agreement of Settlement, dated as of September 7, 2022, by and among JELD-WEN Holding, Inc., Onex Corporation and the other parties thereto.
104	Cover Page Interactive Data file (formatted as Inline XBRL).